EXHIBIT 21

ENTITY NAME (Acronym or Short Name)	COUNTRY
DIXIE METALS COMPANY	United States
EXIDE DELAWARE, LLC	United States
EXIDE ILLINOIS, INC.	United States
GNB BATTERY TECHNOLOGIES JAPAN, INC.	United States
REFINED METALS CORPORATION	United States
RBD LIQUIDATION, LLC	United States
DETA-DOUGLAS BATTERIES, LLC	United States
EH INTERNATIONAL, LLC	United States
Exide de México, S. de R.L. de C.V.	Mexico
EXIDE GLOBAL HOLDING NETHERLANDS C.V.	Netherlands
COOPERATIE EXIDE EUROPE U.A.	Netherlands
EXIDE HOLDING NETHERLANDS B.V.	Netherlands
EXIDE HOLDING EUROPE SAS (EHE)	France
EXIDE TRANSPORTATION HOLDING EUROPE, S.L.	Spain
EXIDE TECHNOLOGIES HOLDING, B.V.	Netherlands
EXIDE SONNAK A/S	Norway
ANKER DEFENSE A/S	Norway
EXIDE OY	Finland
TUDOR AB	Sweden
CMP BATTERIER AB	Sweden
EXIDE DENMARK AS	Denmark
EXIDE BATTERIEWERKE GmbH	Austria
EXIDE SLOVAKIA S.R.O.	Slovakia
EXIDE TECHNOLOGIES NEDERLAND, BV	Netherlands
EXIDE EUROPE FUNDING LIMITED	Jersey
EXIDE LENDING LIMITED	Jersey
EXIDE BELGIUM SPRL	Belgium
CHLORIDE MOTIVE POWER IBERICA, S.L.	Spain
AC TECHNIBAT S.L.	Spain
SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR, SA (TUDOR)	Spain
TUDOR ELECTRONICA, S.L.	Spain
OXIVOLT, S.L.	Spain
TUDOR HELLENIC, S.A.	Greece
SOCIEDADE PORTUGUESA do ACUMULADOR TUDOR, LdA	Portugal
SONALUR - SOCIEDADE NACIONAL de METALURGIA, Lda.	Portugal
RU-RENOVACAO URBANA, LDA	Portugal
EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED	United Kingdom
M B D NATIONAL LIMITED	United Kingdom
NATIONAL BATTERY DISTRIBUTION LIMITED	United Kingdom
GEMALA IRELAND COMPANY LIMITED	Ireland
EXIDE BATTERIES IRELAND LIMITED	Ireland
GEMALA DISTRIBUTORS LIMITED	Ireland
GEMALA IGNITION COMPANY LIMITED	Ireland
ALL BATTERIES LIMITED	Ireland
CENTRA SPOLKA AKCYJNA (CENTRA SA)	Poland
CENTRA TRADING SP ZOO	Poland
DETA POLSKA SPOLKA AKCYJNA	Poland
POLESSKIE AKKUMULATORY LTD	Belarus
DEUTSCHE EXIDE GMBH	Germany
HAGEN BATTERIE AG	Germany
UNTERSTUTZUNGSKASSE DER HAGEN BATTERIE IN SOEST AG	Germany
AIM MUNCHEN GMBH	Germany
DETA BATTERIJEN BV	Netherlands
OEB TRAKTIONSBATTERIEN AG	Switzerland
CEAC, COMPAGNIE EUROPEENE D’ACCUMULATEURS, SAS (CEAc)	France
LILLE ASSEMBLAGE BATTERIE ETANCHE (LABE), S.A.R.L. (LABE)	France
LILLE BATTERIE SERVICE (LBS), S.A.R.L. (LBS)	France
BIG FRANCE SARL	France
CEAC IMMOBILIER SAS	France
INCI EXIDE AKU SAN AS	Turkey
EXINCO AKU VE OTOMOTIV SAN. LTD. STI.	Turkey
EXIDE ITALIA S.R.L.	Italy
INDUSTRIA COMPOSIZIONI STAMPATE, SpA	Italy
EURO EXIDE CORPORATION LIMITED	United Kingdom
EXIDE HOLDINGS LIMITED	United Kingdom
CMP BATTERIES LTD.	United Kingdom
DETA UK LIMITED	United Kingdom
CMP BATTERIES PENSIONS LIMITED	United Kingdom
TUDOR INDIA LIMITED	India

ENTITY NAME (Acronym or Short Name)	COUNTRY
3093462 NOVA SCOTIA LTD	Canada
EXIDE CANADA INC.	Canada
EXIDE HOLDING ASIA PTE LIMITED	Singapore
GNB TECHNOLOGIES (INDIA) PRIVATE LIMITED	India
EXIDE SINGAPORE PTE LIMITED	Singapore
EXIDE AUSTRALIA PTY LIMITED	Australia
EXIDE TECHNOLOGIES LIMITED	New Zealand
GNB TECHNOLOGIES (CHINA) LIMITED	Hong Kong
GNB TECHNOLOGIES (SHENZHEN) LIMITED	PR China
EXIDE TECHNOLOGIES (SHANGHAI) COMPANY LIMITED	PR China
EXIDE MANX LIMITED	Isle of Man
EXIDE AL DOBOWI (Operating in United Arab Emerites)	Isle of Man